EXHIBIT 99.1

Crown Equity Holdings Inc. Announces Resignation from the Board of Directors

Las Vegas, NV – 05-29-2015 – Crown Equity Holdings Inc., (CRWE) announces that Mr. Brett Matus, a Board of Directors member has resigned for personal reason. Mr. Matus will remain as president of CRWE Real Estate.

Mr. Matus departure reduces the Board of Directors from eight (8) to seven (7) directors.

The company would like to thank Mr. Matus for his contributions.

About Crown Equity Holdings Inc.

Together with its digital network of websites, Crown Equity Holdings Inc., provides and offers advertising branding, marketing solutions and services to boost customer awareness, as well as merchant visibility as a worldwide online multi-media publisher. The company focuses on the distribution of information for the purpose of bringing together its targeted audience and the advertisers that want to reach them. Its advertising services cover and connect a range of marketing specialties, as well as provide search engine optimization for clients interested in online media awareness. The company launches, invests and manages select businesses, projects and real estate endeavors. For more information regarding Crown Equity Holdings Inc., please visit: http://www.crownequityholdings.com.

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact

Kenneth Bosket, President

702 448-1543

Source: Crown Equity Holdings Inc.